UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 12, 2007

SMALL WORLD KIDS, INC.
(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230
(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 12, 2007, the Audit Committee of Small World Kids Inc. (the “Company”) dismissed Stonefield Josephson, Inc. (“Stonefield”) as the Company’s independent accountants, as agreed upon and directed by the Board of Directors for the Company.

Stonefield audited the Company’s financial statements as of December 31, 2004, as of December 31, 2005 and as of December 31, 2006. Stonefield’s reports on the Company’s financial statements for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that those reports both expressed substantial doubt as to the Company’s ability to continue as “going concern”.

Since the engagement of Stonefield on October 15, 2004 and through April 12, 2007: (i) the Company had no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Stonefield, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (ii) Stonefield did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(v) of Regulation S-K, except for the following:

Stonefield informed the Audit Committee during the year end Audit Committee meeting that due to the fact that the CFO had resigned effective April 10, 2007, the current accounting department lacked the qualifications to prepare the financial statements in accordance with Generally Accepted Accounting Principles. In order for the Company to be in a position to have a quarterly review performed on the Company’s March 31, 2007 Form 10-Q, Stonefield recommend that a highly qualified individual be retained in order to prepare the financial statements, and to determine that the information provided to Stonefield for their review had been analyzed for completeness and correctness. This issue was not resolved to Stonefield’s satisfaction prior to their dismissal.

As of April 4, 2007, The Company has retained a highly qualified Consultant to act as Interim CFO until a permanent replacement is found. This individual will work directly with the Accounting Manager to ensure the financial statements are in accordance with Generally Accepted Accounting Principles, and are complete and correct.

The Company provided Stonefield with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Stonefield’s letter, dated April 25, 2007, stating its agreement with such statements.

Effective April 25, 2007, the Company engaged Grobstein, Horwath & Company LLP (“GHC”) as its independent auditors to audit its financial statements for its fiscal year ending December 31, 2007. The Audit Committee of the Company approved the appointment of GHC. Prior to such engagement, the Company did not consult with GHC regarding either (i) the application of accounting principles to a specific, completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor advice was provided to the Company that GHC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c). Exhibit 16.1 Letter from Stonefield Josephson, Inc. addressed to the United States Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.

Date: April 25, 2007	By:	/s/ Debra Fine
Name: Debra Fine
Title: President and Chief Executive Officer